HPE Names Chris Hsu to Board of Directors

HOUSTON — June 1, 2026 — HPE (NYSE: HPE) today announced the appointment of Christopher (Chris) Hsu, a Partner at Elliott Investment Management L.P., to its Board of Directors, effective immediately. Hsu will join the Board's Strategy Committee, as well as its Finance & Investment Committee.

Hsu serves as Head of Portfolio Operations and Co-Lead of Private Equity at Elliott. Prior to joining the investment firm, he was CEO of Azibo, CEO of Micro Focus International and held leadership positions at HPE and Hewlett-Packard Company. He currently serves on the boards of Nielsen, Syneos Health, Cloud Software Group and Redaptive.

“We look forward to Chris bringing his past and current experiences to the Board in the execution of HPE’s strategy and driving value for shareholders,” said Pat Russo, chair of the Board of Directors, HPE. “HPE’s recent results reflect the strength of its strategy and strong execution by management, especially as the company integrates the Juniper acquisition. We look forward to Chris’s contributions to the Board’s work and HPE’s ongoing progress.”

“Having spent valuable years of my career at HPE, I have an appreciation for what this company has built and for the opportunities ahead,” Hsu said. “HPE has strong assets that are well positioned for today’s networking, cloud, and AI needs. We have been encouraged by the meaningful progress HPE has made on the execution of its strategy. I look forward to working with the HPE board and management team.”

“HPE is well positioned to benefit from the AI infrastructure buildout and strong enterprise IT demand,” said Jesse Cohn, Managing Partner at Elliott. “Today’s addition of Chris to the Board reflects our commitment to the company’s success. HPE has strategic and operational opportunities available to it, and we look forward to supporting the company as it executes on that potential.”

The appointment was made in connection with HPE’s cooperation agreement with Elliott and reflects the Board’s ongoing commitment to long-term shareholder value creation. The agreement was filed on Form 8-K with the Securities and Exchange Commission in July 2025.

About HPE

HPE (NYSE: HPE) is a leader in essential enterprise technology, bringing together the power of AI, cloud, and networking to help organizations achieve more. As pioneers of possibility, our innovation and expertise advance the way people live and work. We empower our customers across industries to optimize operational performance, transform data into foresight, and maximize their impact. Unlock your boldest ambitions with HPE. Discover more at www.hpe.com.

Media Contact:
Laura Keller
Laura.Keller@hpe.com

Investor Contact:
Paul Glaser
Investor.Relations@hpe.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties, and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise and its consolidated subsidiaries (“Hewlett Packard Enterprise”) may differ materially from those expressed or implied by such forward-looking statements and assumptions. The words “believe”, “expect”, “anticipate”, "guide", “optimistic”, “intend”, “aim”, “will”, "estimates", “may”, “could”, “should” and similar expressions are intended to identify such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any statements related to expectations of operational and/or financial performance; capital allocation strategies and actions; the ability of HPE to integrate and implement its plans, forecasts and other expectations with respect to the business and realize additional opportunities for growth and innovation; and the unpredictability and uncertainty of macroeconomic and geopolitical events, including but not limited to global conflicts and heightened trade restrictions. Risks, uncertainties, and assumptions include those that are described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and in other filings made by Hewlett Packard Enterprise from time to time with the Securities and Exchange Commission. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements, except as required by applicable law.